EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 15, 2021, with respect to the consolidated financial statements of Primary Care (ITC) Intermediate Holdings, LLC included in the Registration Statement (Form S-1) and related Prospectus of Cano Health, Inc. for the registration of shares of its Class A common stock and warrants.

/s/ Ernst & Young LLP

Miami, Florida

June 25, 2021